UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 25, 2014

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 25, 2014, the Company held its annual meeting of shareholders. The following matters set forth in our definitive proxy statement on Schedule 14A dated March 21, 2014 and filed with the Securities and Exchange Commission were voted on at our annual meeting of shareholders and the results of such voting is indicated below.

1.	The ten nominees listed below were elected as directors of the Company with the respective votes set forth opposite their names:

Name of Directors Elected	FOR	WITHHELD	BROKER NON-VOTES
Vincent C. Byrd	27,555,232	1,024,970	2,298,151
Sarah R. Coffin	27,502,402	1,077,800	2,298,151
John B. Crowe	27,593,428	986,774	2,298,151
William A. Foley	27,589,443	990,759	2,298,151
Robert B. Heisler, Jr.	27,494,042	1,086,160	2,298,151
Richard P. Johnston	27,214,187	1,366,015	2,298,151
Edward W. Kissel	27,173,325	1,406,877	2,298,151
Daniel R. Lee	27,595,023	985,179	2,298,151
John C. Orr	27,595,426	984,776	2,298,151
Robert A. Stefanko	27,499,120	1,081,082	2,298,151

2.	The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014 was ratified. Voting results on this proposal were as follows:

For	30,355,121
Against	478,898
Abstain	44,334
Broker Non-Votes	0

3.	The non-binding advisory vote on executive compensation was approved. Voting results on this proposal were as follows:

For	21,434,143
Against	1,939,056
Abstain	5,207,003
Broker Non-Votes	2,298,151

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE April 28, 2014	By:	/s/ Greggory W. Branning
Greggory W. Branning
Senior Vice President, Chief Financial Officer and Corporate Secretary